EXHIBT 10.47

Execution Copy

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 to the Securities Purchase Agreement (the “Amendment”) is made this 20th day of February, 2020, by and among Windtree Therapeutics, Inc., a Delaware corporation (the “Company”) and the purchasers of the Securities listed on the signature pages hereto (collectively, the “Holders”). Capitalized terms used in this Amendment that are not otherwise defined or referenced herein shall have their respective meanings set forth in the Securities Purchase Agreement (as defined herein).

RECITALS

WHEREAS, reference is made to the Securities Purchase Agreement, dated as of December 6, 2019 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Securities Purchase Agreement”), between the Company and the purchasers listed on the signature pages thereto;

WHEREAS the Company and the Holders wish to amend certain provisions of the Securities Purchase Agreement as further set forth herein; and

WHEREAS, pursuant to Section 5.5 of the Securities Purchase Agreement, the Securities Purchase Agreement may be amended in a written amendment signed by the Company and the Purchasers who purchased at least a majority in interest of the Shares based on the initial Subscription Amounts thereunder.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1.     Section 4.6 Reverse Stock Split of the Securities Purchase Agreement shall be deleted in its entirely and replaced with the following:

“During the period through December 31, 2020, the Company shall not implement a reverse split of the Company’s Common Stock; provided, however, that at any time prior to September 30, 2020, the Company may implement a reverse split at a ratio of not less than ten-for-eleven and not greater than one-for-three as shall be determined in the sole discretion of the Board of Directors to be necessary and appropriate to increase the price per share of the Company’s Common Stock on the applicable Trading Market for the limited purpose of securing the listing of the Company’s Common Stock on The Nasdaq Capital Market®.”

2.     This Amendment (a) shall become effective at the time, if ever, that the Board of Directors shall make the determination that the Company should implement a reverse split as provided in Section 1 of this Amendment, and (b) shall be binding upon and inure to the benefit of all of the parties to the Securities Purchase Agreement, their successors and assigns, heirs, devisees, legates and personal representatives.

3.     All other terms and provisions of the Securities Purchase Agreement not expressly modified by this Amendment shall remain in full force and effect and are hereby expressly ratified and confirmed.

4.     This Amendment will be governed by and constructed in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

5.     This Amendment may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed collectively to be one agreement.

[Signature Pages Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

COMPANY:

WINDTREE THERAPEUTICS, INC.

By: /s/ Craig Fraser

Name: Craig Fraser

Title: President and CEO

[Signature page to Amendment]

HOLDERS:

By: /s/ James Huang

Holder: Panacea Venture Healthcare Fund I L.P.

Name of Signatory: James Huang

Title of Signatory: Managing Director

[Signature page to Amendment]

HOLDERS:

By: /s/ Dr. Li Xiaoyi

Holder: LPH II Investments Limited

Name of Signatory: Dr. Li Xiaoyi

Title of Signatory: Director

[Signature page to Amendment]

HOLDERS:

By: /s/ Liu Xiaona

Holder: Class Edge Limited

Name of Signatory: Liu Xiaona

Title of Signatory: Authorized Representative

[Signature page to Amendment]